Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Proposed Declassification of Board of Directors and Elimination of Supermajority Voting Provisions

Jacksonville, Fla., November 15, 2018 - Rayonier Advanced Materials Inc. (the “Company”) (NYSE:RYAM) announced today that the Company plans to submit two important management proposals to the Company’s stockholders for a vote at its next Annual Stockholder Meeting in May of 2019. The first proposal would seek stockholder approval to amend the Company’s Certificate of Incorporation (the “Charter”) in order to declassify the Company’s Board of Directors and allow for the annual election of directors. The second proposal would seek stockholder approval to amend the Company’s Charter to eliminate supermajority voting requirements that currently exist for certain amendments to the Company’s Charter and Bylaws.

Currently, the Company’s Board of Directors is divided into three classes, with members of each class being elected to and serving three-year terms. If this proposal is approved by stockholders at the Company’s 2019 Annual Meeting, the Board will modify the Company’s Charter and Bylaws to provide that all directors will be nominated for one-year terms beginning with the elections at the Company’s Annual Meeting in 2020, as their terms expire.

With respect to the supermajority voting provisions, under the Company’s Charter and Bylaws, changes to certain key provisions of those documents require a supermajority vote of the Company’s outstanding shares. At the Company’s 2019 Annual Meeting, the Board will propose amending the Articles and Bylaws to require only a vote of a majority of the outstanding shares to amend these provisions.
These actions are consistent with the plan the Company's Board contemplated at the time of the spin-off in 2014, which was to modify these governance practices after the Company had established steady footing as a standalone public company. The full text of the two proposals will be included in the Company’s proxy statement to be filed with the Securities and Exchange Commission prior to the 2019 Annual Meeting.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,200 people and generates approximately US$2 billion of pro forma revenues. More information is available at www.rayonieram.com.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com